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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Adolph Coors Company of our report dated February 6, 2002, except for Note 18, as to which the date is July 15, 2002, relating to the financial statements and our report dated February 6, 2002 relating to the financial statement schedule, which appear in Adolph Coors Company's Annual Report on Form 10-K for the year ended December 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 2, 2002